SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 10, 2005

(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 - 64th Avenue South, Kent, Washington 98032

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:

(253) 850-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

As set forth in the Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2004 (“Second Quarter 10-Q”), on October 8, 2004, with authorization from the Board of Directors, the Company engaged investment bankers on a best efforts basis to act as placement agents in a “PIPE” transaction.

The Company is currently negotiating a PIPE transaction. There is no assurance that such transaction or any other similar transaction will be consummated, or if consummated when or on what terms it will be consummated.

As part of the Company’s anticipated PIPE transaction and the associated presentations, the Company provided selected financial guidance for the remainder of fiscal 2005 as set forth in its Second Quarter 10-Q. The Company does not have a duty to and will not update this guidance based on subsequent events.

On February 10, 2005, the Company received a comment letter from the Division of Corporation Finance of the Securities and Exchange Commission (“SEC”) regarding the Company’s Form 10-K/A for the period ended April 30, 2004 and its Form 10-Q for the period ended October 31, 2004 (the “Letter”). For the purposes of making full disclosure in connection with the negotiations regarding the PIPE transaction while complying with Regulation FD, and consistent with the approach in the Second Quarter 10-Q, the Company is filing the Letter as Exhibit 99.1. The Company will not discuss or comment on the Letter or its responses to the SEC other than to say that it will respond to the comments in the Letter.

ITEM 9.01. Exhibits

(c) Exhibits

99.1 Comment letter received from the Securities and Exchange Commission dated February 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17 , 2005	FLOW INTERNATIONAL CORPORATION

	By:	/s/ Stephen D. Reichenbach
Stephen D. Reichenbach
Chief Financial Officer